EXHIBIT 4.30


         This Preferred Security is a Global Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depository") or a nominee of the Depository. This Preferred Security is exchangeable for Preferred Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Trust Agreement and no transfer of this Preferred Security (other than a transfer of this Preferred Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

         Unless this Preferred Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York) to Hartford Capital III or its agent for registration of transfer, exchange or payment, and any Preferred Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The
Depository Trust Company and any payment hereon is made to Cede & Co., any transfer, pledge or other use hereof for value or otherwise by a person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Certificate Number                           Number of Preferred Securities
P-1                                          16,000,000
                                             CUSIP NO. 41631P 20 4

                   Certificate Evidencing Preferred Securities
                                       of
                              Hartford Capital III
                  7.45% Trust Originated Preferred Securities,
                                    Series C
                 (liquidation amount $25 per Preferred Security)

         Hartford Capital III, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of SIXTEEN MILLION (16,000,000) preferred securities of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the Hartford Capital III 7.45% Trust Originated Preferred Securities, Series C (liquidation amount $25 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.4 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of October 26, 2001, as the same may be amended from time to time (the "Trust Agreement") including the


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designation  of the terms of  Preferred  Securities  as set forth  therein.  The
Holder is entitled to the benefits of the Guarantee Agreement entered into by The Hartford Financial Services Group, Inc., a Delaware corporation, and Wilmington Trust Company, as guarantee trustee, dated as of October 26, 2001, as the same may be amended from time to time (the "Guarantee"), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business.

         Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.



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         IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has
executed this certificate this ___________ day of October 2001.
                                                  ------------

                                                     HARTFORD CAPITAL III


                                                     By: /s/ DAVID M. JOHNSON
                                                        ----------------------
                                                     Name: David M. Johnson
                                                     Administrative Trustee


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                                   ASSIGNMENT

         FOR  VALUE  RECEIVED,   the  undersigned  assigns  and  transfers  this
Preferred Security to:



(Insert assignee's social security or tax identification number)


(Insert address and zip code of assignee)

and irrevocably appoints


agent to transfer this Preferred Securities Certificate on the books of the Trust. The agent may substitute another to act for him or her.


Date:_____________


Signature:___________________________
(Sign exactly as your name appears on the other side of this Preferred
 Securities Certificate)



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